Exhibit P

AMENDMENT NO. 4 TO FISCAL AGENCY AGREEMENT

AMENDMENT NO. 4 (this “Amendment”), dated as of March 15, 2017, to the Fiscal Agency Agreement, dated as of December 15, 1998, between the Republic of Turkey (the “Republic”) and The Bank of New York Mellon (as successor-in-interest to JPMorgan Chase Bank, N.A.), as Fiscal Agent, as amended by Amendment No. 1 to Fiscal Agency Agreement, dated as of September 17, 2003, Amendment No. 2 to the Fiscal Agency Agreement dated as of January 7, 2004, and Amendment No. 3 to the Fiscal Agency Agreement dated as of January 22, 2014 (as so amended, the “Fiscal Agency Agreement”). Capitalized or defined terms not otherwise defined in this Amendment have the same meanings as specified in the Fiscal Agency Agreement.

WITNESSETH:

WHEREAS, the parties hereto have previously entered into the Fiscal Agency Agreement;

WHEREAS, the Republic wishes to amend Section 15 of the Fiscal Agency Agreement to clarify the provisions regarding consent to service and jurisdiction;

WHEREAS, Section 11(b) of the Fiscal Agency Agreement provides, among other things, that the Republic and the Fiscal Agent may, without the vote or consent of any holder of Securities, amend the Fiscal Agency Agreement or the Securities of a Series for the purpose of (a) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or (b) amending the Fiscal Agency Agreement or the Securities of such Series in any manner which the Republic and the Fiscal Agent may determine and shall not be inconsistent with the Securities of such Series and shall not adversely affect the interest of any holder of Securities; and

WHEREAS, the Republic has requested and the Fiscal Agent has agreed, consistent with such Section 11(b), to amend the Fiscal Agency Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of Section 15 of the Fiscal Agency Agreement. Section 15 of the Fiscal Agency Agreement is hereby amended and restated in its entirety as follows:

“The Republic hereby appoints The Economic Counsellor, The Republic of Turkey, 821 United Nations Plaza, New York, New York 10017 as its authorized agent (the “Authorized Agent”) upon which process may be served in any suit, action or proceeding arising out of or based on the Securities, any coupons appertaining thereto or this Agreement which may be instituted in each of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York, New York County, and the

respective appellate courts therefrom by the holder of a Security or any coupon appertaining thereto, or by the Fiscal Agent on its own behalf and The Republic expressly accepts the jurisdiction of any such court in respect of any suit, action or proceeding. Such appointment shall be irrevocable so long as any Securities or any coupon appertaining thereto remain outstanding unless and until a successor shall have been appointed as The Republic’s Authorized Agent and such successor shall have accepted such appointment. The Republic irrevocably waives, to the fullest extent permitted by law, any objection which it may now or in the future have to the laying of the venue of any such suit, action or proceeding arising out of or based hereon or the Securities or any coupons appertaining thereto in such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, and further irrevocably agrees that a final judgment in any such suit, action or proceeding brought in any such courts shall be conclusive and binding upon The Republic and, to the fullest extent permitted by law, may be enforced in the courts of any other jurisdiction, including The Republic. The Republic irrevocably and expressly waives the diplomatic immunity of The Economic Counsellor at the Embassy of The Republic of Turkey in New York with respect to the acceptance of the service of process referred to herein pursuant to Article 32 of the Vienna Convention on Diplomatic Relations. The Republic will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated in this Section 15, or at such other address in New York, New York as may be the office of The Economic Counsellor at the time of such service, and written notice of such service to The Republic (mailed or delivered to The Republic at the address set forth in Section 14 hereof) shall be deemed, in every respect, effective service of process upon The Republic. Upon receipt of such service of process, the Authorized Agent shall advise the Ambassador of The Republic to the United States of America and the Undersecretariat of Treasury, Prime Ministry of The Republic promptly by telex of its receipt thereof, but the failure to so advise shall have no effect on the validity or timeliness of any such service.

Notwithstanding the foregoing, any suit, action or proceeding against The Republic arising out of or based on the Securities or any coupons appertaining thereto may also be instituted by the holder of a Security or any coupon appertaining thereto and any suit, action or proceeding with respect to this Agreement may be instituted by the Fiscal Agent in any competent court in The Republic. The Republic hereby waives irrevocably, to the fullest extent permitted by law, any immunity from jurisdiction to which it might otherwise be entitled in any suit, action or proceeding arising out of or based on this Agreement or the Securities or any coupons appertaining thereto which may be instituted as provided in this Section 15 in each of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York, New York County, and the respective appellate courts therefrom or in any competent court in The Republic. With respect to any such suit, action or proceeding, neither such appointment nor such waivers shall be interpreted to include actions brought under the United States Federal securities laws or any State securities laws.”

2. Savings Clause. In all other respects, the Fiscal Agency Agreement shall remain in full force and effect. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, UNITED STATES OF AMERICA; PROVIDED, HOWEVER, THAT AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY THE REPUBLIC SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC.

5. Effectiveness. This Amendment shall become effective as of the date hereof with respect to all Securities currently outstanding or hereinafter issued upon execution by the parties hereto.

6. Fiscal Agent. The Fiscal Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which are made solely by the Republic.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

REPUBLIC OF TURKEY

By:	/s/ K. Çagatay İmirgi
Title: Deputy Director General

THE BANK OF NEW YORK MELLON
as Fiscal Agent

By:	/s/ Catherine F. Donohue
Title: Vice President

[Signature Page to Amendment No. 4 to Fiscal Agency Agreement]